EX-99.906CERT


                                  CERTIFICATION

     Anthony Ghoston, President, and Thomas Napurano, Chief Financial Officer of Ameriprime Advisors Trust (the "Registrant"), each certify to the best of his or her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended August 31, 2004 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President                           Chief Financial Officer
Ameriprime Advisors Trust           Ameriprime Advisors Trust



/s/ Anthony J. Ghoston                 /s/ Thomas G. Napurano
-------------------------           --------------------------
    Anthony J. Ghoston                 Thomas G. Napurano

Date: 11/9/04                       Date: 11/9/04
     --------------------                ---------------------

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Ameriprime Advisors Trust and will be retained by Ameriprime Advisors Trust and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This  certification  is being furnished to the Commission  solely pursuant to 18
U.S.C.   1350 and is not being  filed as part of the Form N-CSR  filed with the
Commission.